UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2004

POWER EFFICIENCY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

3900 Paradise Road, Suite 283, Las Vegas, NV		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 697-0377

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The board of directors of Power Efficiency Corporation, a Delaware corporation (the “Registrant” or the “Company”) has accepted the resignations of the Company’s chief executive officer, Richard Koch, and chief financial officer, Keith Collin. In place of Mr. Koch and Mr. Collin, the Company has appointed a new chief executive officer, Steven Strasser, a new general manager, Leonard Bellezza, and a new chief financial officer, John (“BJ”) Lackland. Mr. Koch’s resignation became effective August 27th and Mr. Collin’s became effective on August 30th. On August 31st the Company’s board of directors appointed Leonard Bellezza to be interim chief executive officer to handle the immediate needs of the company and transition it to the new management structure. On September 7, 2004 the board added to the management team by appointing Mr. Strasser, Mr. Bellezza and Mr. Lackland to be chief executive officer, general manager, and chief financial officer, respectively.

Mr. Strasser, Mr. Bellezza and Mr. Lackland have all been members of the Company’s board of directors for more than 18 months. Mr. Strasser has been the chairman of the Company for over 18 months. For the past three years he has been the managing director of Summit Energy Ventures, LLC (“Summit”), a private equity firm focused on investments in energy-related technologies. Summit is a significant minority shareholder in the Company. Previously Mr. Strasser was an attorney, entrepreneur and developer of energy-related assets, such as power plants. He has received law degrees from McGill University, Montreal Canada and the University of Washington, Seattle Washington. He practiced law for approximately fifteen years specializing in finance, real estate and international law. Mr. Strasser is a former member of the Washington State Bar Association and is a current member of the American and Canadian Bar Associations.

Mr. Bellezza has been a member of the Company’s board of directors for over 2 years. Mr. Bellezza has extensive experience operating companies, first with R.H. Macy where he rose to Senior Vice-President of the corporation. At Macy’s he was directing organizational functions for information technology, merchandise processing and planning. Later Mr. Bellezza worked at Frederick Atkins, Inc., a New York based company providing market analysis, product development and sourcing for more than 20 department store operations in the Americas. At Frederick Atkins, Mr. Bellezza directed global logistics, information technology and telecommunications. In recent years, Mr. Bellezza has held posts with Deloitte Consulting and Abacus Solutions.  Mr. Bellezza holds a BA degree in economics and an MBA from Rutgers University.

For the past three years Mr. Lackland has been a Vice President and Director at Summit Energy Ventures, LLC, a private equity firm focused on investments in energy-related technologies. Summit is also a significant minority shareholder of the Company. Prior to being appointed chief financial officer, Mr. Lackland was chairman of the audit committee of the Company. Mr. Lackland earned an MBA from the University of Washington Business School, an MA in International Studies from the University of Washington’s Jackson School of International Studies, and a BA in Politics, Philosophy and Economics from Claremont McKenna College. Prior to joining Summit Energy Ventures, LLC, Mr. Lackland was the Director of Strategic Relations at Encompass Globalization, a software and website localization company. Prior to Encompass Mr. Lackland was the Director of Strategic Planning and Corporate Development at WebStrategic, an Internet business development consulting and software company. At WebStrategic he was in charge of all strategic planning, financial operations and investor relations.

Employment Agreements with Newly Appointed Executives

The Registrant has not, as of the date of this filing, entered into any employment and compensation agreements with Mr. Strasser, Mr. Bellezza or Mr. Lackland.

Material Transactions between Newly Appointed Executives and the Registrant

In the past two and a half years Summit, which is owned solely by Mr. Strasser and Mr. Lackland, has purchased shares of the Registrant’s common stock and Series A Convertible Preferred stock as well as a convertible note and a debt security. Summit Energy Ventures, LLC’s current holdings include only equity securities, which total approximately 36 percent of the Registrant’s total stock on an as converted and fully diluted basis. The transactions resulting in the ownership of these securities are detailed below and described in complete detail in the filings and attendant exhibits listed below the summary description. All of the sales were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to section 4(2) of the Securities Act. Some of these transactions occurred before the Company enacted a 1 for 7 reverse stock split. All amounts of stock discussed below show the number of shares after the reverse split.

On June 14, 2002, the Company sold to Summit 2,346,233 shares of Series A-1 Convertible Preferred Stock, $.001 par value per share, for $2,500,000. The shares were convertible into common stock at an initial rate of 2 for 1. The conversion price was subject to anti-dilution provisions and was lowered when the Company issued common stock at less than $3.7296 per share. In connection with the above described transaction, Summit also received a stock purchase warrant (the “Summit Warrant”) that was exercisable after January 1, 2004 and prior to June 14, 2012, to purchase such number of shares of Series A-2 Convertible Preferred Stock, $.001 par value per share, or common stock, $.001 par value per share, of the Company that would result in Summit owning 51% of the Company’s fully diluted equity. By the terms of the Summit Warrant, the number of shares issuable upon exercise of the Summit Warrant adjusted with the number of shares of the Company outstanding and the number of shares issuable pursuant to options and warrants. The exercise price of the Summit Warrant was a function of the Company’s earnings and was zero when the Summit Warrant was later exercised.

On May 8, 2003, the Company closed on a line of credit from Summit. Pursuant to the terms of the revolving credit note entered into between the Company and Summit (the “Summit Note”), the Company

received a $1 million line of credit from Summit. Summit had the ability at any time to give the Company notice of its desire to convert any portion of the balance of the Summit Note and interest into Series A-1 Convertible Preferred Stock at the price of $1.0655 per share. At that time, the Company would have seven days to repay Summit the amount Summit had indicated it desired to convert. In the event that the amount was not repaid in seven days, Summit would receive Series A-1 Convertible Preferred Stock. Upon conversion, the warrant the Company issued to Summit in June of 2002 would be expanded. According to the original terms of the Summit Warrant, Summit had the right to purchase such number of shares of stock in the Company that would give Summit a 51% interest in the Company. Upon conversion of the Summit Note, the Summit Warrant would be expanded to give Summit the right to purchase an approximately 60% interest in the Company. As consideration for the line of credit, the Company paid Summit a $50,000 fee, which was paid with the proceeds of the Company’s first draw under the Summit Note. The outstanding balance on the Summit Note accrued interest at 15%.

On October 30, 2003, Summit notified the Company that it desired to convert all of the outstanding principal and interest on the Summit Note ($1,046,896) into 982,504 shares of Series A-1 Convertible Preferred Stock. The Company did not have the ability to pay off the outstanding balance. As a result, the Company issued 982,504 shares of Series A-1 Convertible Preferred Stock to Summit. As a result of the conversion, the Summit Warrant thereafter gave Summit the right to purchase such number of shares that, when combined with the 2,346,233 shares of Series A-1 Preferred Stock purchased by Summit in June of 2002 but excluding the other shares held by Summit, would give Summit a 60.53% interest in the Company, on a fully diluted basis. The Summit Warrant became exercisable on January 1, 2004 and had an expiration date of June 14, 2012. The conversion of the note also caused the conversion price of the 3,328,737 shares of Series A-1 Convertible Preferred Stock to be lowered to $1.281. As a result, the 3,328,737 outstanding shares of Series A-1 Convertible Preferred Stock are currently convertible into 2,768,849 shares of common stock.

On February 18, 2003, Summit gave notice to exercise the Summit Warrant for shares of the Company’s common stock. The number of shares of common stock the Summit Warrant was exercisable for on the date of the notice was 3,461,285. According to the terms of the Summit Warrant, the calculation of the number of shares outstanding on a fully diluted basis includes all shares authorized under the Company’s stock option plans and all warrants issued by the Company that are still outstanding. Because not all of the shares authorized under the Company’s stock option plans were issued, and because certain options and warrants issued by the Company had strike prices that were considerably higher than the current market price, Summit volunteered to reduce the number of shares it was entitled to under the Summit Warrant.  The Company and Summit believe that because these options and warrants were significantly “out of the money”, they are unlikely to be exercised. After negotiation between the Company and Summit and an examination of how many options and warrants were significantly “out of the money”, the Company and Summit executed a Warrant Agreement, dated February 26, 2004, to exercise the Summit Warrant for 3,134,102 shares of common stock as full performance under the Summit Warrant.

On April 20, 2004 the Company issued Summit a note for $300,000 (the “$300,000 Note”) with interest accruing at 10% per annum. The note and accrued interest is still outstanding.  However, on June 3, 2004, Summit distributed some of its assets to Commonwealth, a then member of Summit. The $300,000 Note, along with 1,747,587 of the Company’s preferred shares and 1,645,404 of the Company’s common shares became Commonwealth’s property. Summit still owns 1,581,150 shares of the Company’s Series A Preferred Stock (47.5% of the total preferred stock) and 1,488,698 shares of common stock.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

Item 9.01(a) Financial Statements

Not applicable.

Item 9.01(b) Pro Forma Financial Information:

Not applicable.

Item 9.01(c) Exhibits:

Not applicable.

SIGNATURE

Pursuant of the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION
(Registrant)

Date:	September 23, 2004	By:	/s/ Steven Strasser
Steven Strasser, Chairman & CEO